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                                                                  EXHIBIT 4.3(D)


                              CASINO MAGIC CORP.

                     NON-STATUTORY STOCK OPTION AGREEMENT


     THIS AGREEMENT, made and entered into effective as of the 27th day of July, 1994, by and between Casino Magic Corp., a Minnesota corporation (hereinafter referred to as the "Company"), and W. William Bednarczyk, a resident of the State of Minnesota (hereinafter referred to as "Director").


                             W I T N E S S E T H:

     WHEREAS, W. William Bednarczyk is a Director of the Company; and

     WHEREAS, the Company considers it desirable and in its best interest that Director be given an added incentive to advance the interests of the Company and its subsidiaries by possessing a non-statutory stock option to purchase common shares of the Company.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein, the parties hereto agree as follows:

     1.   Grant of Option. The Company grants to Director a non-statutory stock
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option to purchase 75,000 common shares of the Company at a purchase price of
$7.20 per share, in the manner and subject to the conditions hereinafter provided.

     2.   Time of Exercise of Option/Vesting. The options granted under this
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Agreement may be exercised by Director after July 27, 1994, as to 15,000 shares of common stock of the Company; after May 12, 1995, as to an additional 15,000 of said shares of common stock of the Company; after May 12, 1996, as to an additional 15,000 shares of common stock of the Company; after May 12, 1997, as to an additional 15,000 of said shares of common stock of the Company; and after May 12, 1998, as to all shares of common stock of the Company purchasable hereunder. If Director (i) voluntarily resigns as a member of the Board of Directors, (ii) refuses to consent to or stand for election as a member of the Board of Directors, or (iii) conducts himself in a manner which by law makes him ineligible to serve as a member of the Board of Directors, then Director will only have the right to purchase such number of shares hereunder as he was entitled to purchase at the time Director ceased to serve as a member of the Board of Directors.

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     3.   Method of Exercise.
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          a.   The option shall be exercised by written notice to the Board of
     Directors of the Company, at the Company's principal place of business, accompanied by cash, cashier's check or certified check in payment of the purchase price for the number of the common shares specified and paid for, and accompanied by any document reasonably required by the Company to be executed by Director, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under Section 7 of this Agreement.

          b. In the event common shares of the Company are listed on the NASDAQ system or any exchange registered under the Securities Exchange Act of 1934 at the time all or any part of the option is exercised, in lieu of cash (and so long as the per share market price of common shares of the Company is then greater than the per share purchase price payable in respect of the common shares being purchased upon exercise of the options) the purchase price payable in exercise of the options may be paid by Employee by exchanging for cancellation by the Company common shares of the Company previously issued to Employee based on the fair market value of the common shares on the first trading day immediately preceding the date of exercise of the options. The fair market value of the common shares being offered as the exercise price shall equal the closing sale price per common share (or the closing bid, if no sales were reported) as quoted on the NASDAQ system, or the closing sale price per common share as listed on an exchange registered under the Securities Exchange Act of 1934.

          c. The Company shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Company to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take action. The option must be exercised with respect to at least 500 of the common shares, unless a lesser number of the common shares are then exercisable, in which case it must be exercised with respect to such lesser number.

     4.   Termination of Option. Except as herein otherwise stated, any option
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granted under this Agreement, to the extent not heretofore exercised, shall terminate on the close of business on May 12, 1999.

     5.   Reclassification, Consolidation or Merger.
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     If and to the extent that the number of issued shares of the Company shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of shares of common stock subject to this option and the option price per share shall be proportionately adjusted. In the event the Company dissolves or liquidates and another entity succeeds to its assets, or in the event of a merger or consolidation in which the Company is not the surviving entity, or in the event of a reverse merger in which the Company survives but its shares immediately preceding the merger are converted into other property by virtue of the merger, then the options shall accelerate and

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become exercisable immediately prior to such dissolution or liquidation or merger or consolidation, unless the surviving entity assumes the outstanding options or substitutes similar options in the same proportion, at an equivalent price and subject to the same conditions for those outstanding.

     6.   Rights Prior to Exercise of Option. Director shall have no rights as a
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stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

     7.   Restriction on Disposition. All common shares acquired by the Director
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pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company's Articles of Incorporation or By-Laws. As a condition to the exercise of the option, the Company may require that Director or his permitted transferee execute such documents as the Company deems reasonable or necessary to insure compliance with federal and state laws and regulations relating to the sale of securities, including the availability of an exemption from the registration or qualification of such sale under such laws or regulations. The common shares acquired upon exercise of the option may not be sold or otherwise disposed of unless there is an effective registration statement covering such disposition under the Securities Act of 1933, and effective registrations and qualifications under applicable state securities laws, unless exemptions from such registration or qualifications under the Act and state securities laws are applicable. Certificates representing common shares issued upon exercise of the option may contain a legend relating to restrictions on transfer as set forth above.

     8.   Transferability of Option/Vesting Upon Death. The options granted
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under this Agreement are transferable by Director during his lifetime with the prior written consent of the Company, which it may withhold for any reason. In the event of the death of Director, the options granted under this Agreement shall become fully vested, notwithstanding the vesting schedule in Paragraph 2, and shall be transferable by will or in accordance with the laws of descent and distribution, and shall remain exercisable until the close of business on the date specified in Paragraph 4 hereof.

     9.   Binding Effect. This Agreement shall inure to the benefit of and be
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binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Company and Director may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision. Any masculine personal pronoun used herein shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

     10.  Execution Date. This Agreement and the option granted to the Director
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shall be deemed void and of no force or effect if the Director has not executed and returned to the Company this Non-Statutory Stock Option Agreement within 45 days of Director's receipt hereof.

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     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed effective on the day and year first above written.


                              CASINO MAGIC CORP.


                              By: /s/ Dual B. Cooper, Jr.
                                  ----------------------------
                                  Dual B. Cooper, Jr.
                                  President

                              DIRECTOR


                              /s/ W. William Bednarczyk
                              --------------------------------
                              W. William Bednarczyk

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